Exhibit 16.1

November 17, 2008

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Allscripts-Misys Healthcare Solutions, Inc.

File No. 000-32085

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Allscripts-Misys Healthcare Solutions, Inc. dated November 17, 2008, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP